                                                                   EXHIBIT 10.38

NEITHER THIS DEBENTURE NOR THE SECURITIES FOR WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. B2-                                                      U.S. $_____________
                                                         ______________ __, 2004

                                     FORM OF
                         SECURED SUBORDINATED SERIES B2
                              CONVERTIBLE DEBENTURE
                              DUE FEBRUARY 19, 2008

         THIS SERIES B2 DEBENTURE is one of a duly authorized issue of secured subordinated convertible debentures of NATURAL SODA HOLDINGS, INC., a Colorado corporation, having a principal place of business at 20971 E. Smoky Hill Rd., Centennial, CO 80015 (Tel: (720) 876-2373; Fax: (720) 876-2374) (the "Company"),
designated as its Secured Subordinated Series B2 Convertible Debentures, due February 19, 2008 (the "Secured Series B2 Debentures"), in an aggregate principal amount of $9,700,000 plus accrued but unpaid interest. This Series B2 Debenture is purchased by Sentient Executive GP I, Limited, on behalf of the General Partner of Sentient Global Resources Fund I, L.P., pursuant to the terms of the Debenture Purchase Agreement.

Capitalized words used in this Series B2 Debenture not defined in the preceding paragraph are defined in Section 1 below.

         FOR VALUE RECEIVED, the Company promises to pay to the Holder: (i) on or before the Maturity Date (a) the principal sum stated above; (b) interest to the Holder on the principal sum at the Rate per annum from the date hereof payable quarterly in arrears beginning June 30, 2004 ("Interest"); and (ii) Contingent Interest, if owed. Interest shall be calculated for the actual number of days elapsed for any period less than a full quarter. The principal of, Interest and Contingent Interest on, this Series B2 Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Company's records on the date such amounts become due.

         This Series B2 Debenture is subject to the terms of the Debenture Purchase Agreement and the Securityholder Agreement and the following additional provisions.

         Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

         "Adjusted EBITDA" means the earnings of Natural Soda, Inc. (calculated in accordance with generally accepted accounting principles, consistently applied) (A) before any

Series B2 Debenture
         deduction for (i) interest, taxes, depreciation, write downs, revaluations and amortization and (ii) payments to the Company for payment by the Company of the Management Cost and Reimbursement Agreement dated as of the date hereof, and (B) but including amortization of well-field capital expense.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Colorado are authorized or required by law or other government action to close.

         "Collateral" is as defined in Section 2(d).

         "Collateral Agent" means Sentient Resources USA, Inc., a Colorado corporation.

         "Company" means Natural Soda Holdings, Inc., a Colorado corporation.

         "Contingent Interest" means a payment of additional interest, which when added to the other payments of principal and interest on the Debentures, shall provide an internal rate of return of thirty percent per annum compounded annually. In computing such Contingent Interest, February 20, 2003 shall be used as the issue date for the Debentures.

         "Debenture Purchase Agreement" means that certain Debenture Purchase Agreement dated as of the date hereof between the Company, AmerAlia, the Subsidiary, Sentient Executive GP I, Limited, acting on behalf of the General Partner of Sentient Global Resources Fund I, L.P., and Sentient (Aust) Pty. Limited, acting on behalf of Sentient Global Resources Trust No. 1.

         Debentures" means the Series A Debentures, the Series B Debentures, the Series C Debentures, or any of them, as the context may require.

         "Holder" means any person who is a registered holder of these B2 Debentures as listed in the books of the Company and any person who is a permitted transferee of a Holder.

         "Interest" is as defined in the paragraph entitled "FOR VALUE RECEIVED," above.

         "Majority of the Holders" is as defined in Section 6(b).

         "Material Adverse Effect" means a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of AmerAlia, the Company or, as the case may be, of the Company and the Subsidiary taken as a whole.

         "Maturity Date" means February 19, 2008 or (if earlier) the date of any prepayment or acceleration.

         "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

Series B2 Debenture

         "Rate" means the interest rate for the periods set forth below.

                                                                      INTEREST RATE
            PERIOD                                                      PER ANNUM
March 19, 2004 - June 30, 2004                                             1.5%
July 1, 2004 - June 30, 2005                                               4.5%
July 1, 2005 - June 30, 2006                                               7.5%
July 1, 2006 - June 30, 2007                                              10.5%
July 1, 2007 - February 19, 2008                                          13.5%

         "Security Agreements" means the Security Agreement between the Company and the Collateral Agent for the benefit of AmerAlia, the Subsidiary and Sentient dated as of the date hereof and the Security Agreement between the Subsidiary and the Collateral Agent for the benefit of AmerAlia, the Subsidiary and Sentient dated as of the date hereof.

         "Sentient" means any of Sentient Executive GP I, Limited, acting on behalf of the General Partner of Sentient Global Resources Fund I, L.P., or Sentient (Aust) Pty. Limited, acting on behalf of Sentient Global Resources Trust No. 1.

         "Series A Debentures" means the Company's secured Senior Secured Series A 10% Debentures.

         "Series B Debentures" means the Company's Secured Subordinated Series B1 Debentures and the Secured Subordinated Series B2 Convertible Debentures.

         "Series C Debentures" means the Company's Unsecured Subordinated Series C Debentures.

         "Securityholder Agreement" means the Securityholder Agreement, dated as of the Original Issue Date between the Company, AmerAlia, Inc., the Subsidiary and Sentient.

         "Subsidiary" means Natural Soda, Inc., a Colorado corporation and wholly-owned subsidiary of the Company.

         Section 2. Subordination, Seniority, Pari Passu, and Collateral.

         (a) The Secured Series B2 Debentures are subordinated to the Series A Debentures and the Series B1 Debentures, such subordination occurring with no action of the Holders. The Holder understands that the Company intends to make no payments of (i) Interest with respect to the Secured Series B2 Debentures except to the extent the corresponding Interest has been paid on the Series A Debentures and (ii) principal with respect to the Secured Series B2 Debentures unless the principal on the Series A Debentures has been paid and except as set forth herein. Nothing in this Series B2 Debenture shall be interpreted to impose any restrictions whatsoever on the ability of any holder of a Series A Debentures or Series B1 Debentures or any person acting on behalf of such holder to take any action authorized by the documents defining the Series A Debentures and the Series B1 Debentures.

         (b) Except as set forth in Section 5 and Section 7 below, the Series B1 Debentures, the Secured Series B2 Debentures and the Series C Debentures shall be treated in pari passu in all respects with respect to all payments of principal and Interest, unless the holders of the Series B Debentures declare an Event of Default. During the continuation of such Event of Default, the Series C Debentures will be treated as junior to the Series B Debentures, and no payments

Series B2 Debenture
will be made to the holders of Series C Debentures, until the Series A Debentures and the Series B Debentures have been paid in full, including any Contingent Interest.

         (c) This Series B2 Debenture is one of a series of debentures known as the Secured Subordinated Series B2 Convertible Debentures in a total principal amount of $9,700,000 plus accrued but unpaid Interest. No payments will be made to the holder of this Series B2 Debenture unless a proportional payment (based on outstanding principal amount) is made with respect to all other Secured Series B2 Debentures, the Series B1 Debentures and, except as provided in
Section 2(b) above, the Series C Debentures; provided, however, that the Company may prepay the Series B1 Debentures and the Secured Series B2 Debentures pursuant to Section 7 hereof prior to making any prepayments on the Series C Debentures.

         (d) Pursuant to the terms of a Collateral Holding and Liquidation Agreement, the Security Agreements and the Pledge Agreement, Collateral Agent holds as a security interest, as collateral for repayment of all of the Series B1 Debentures, the Series A Debentures, and the Secured Series B2 Debentures, including all Contingent Interest, all of the outstanding shares of common stock of the Subsidiary plus all other assets of the Company and the Subsidiary (the "Collateral"). The Collateral Holding and Liquidation Agreement is incorporated herein as if fully set forth, and the rights of the Holder are subject to the terms of said agreements.

         Section 3. No Sale or Transfer. This Series B2 Debenture may not be sold, transferred, assigned, hypothecated or divided into two or more Debentures of smaller denominations, except in accordance with the Securityholder Agreement. Subject to the foregoing, transfers of this Debenture shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Series B2 Debenture for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Series B2 Debenture for the purpose of receiving all payments of principal and Interest hereon and for all other purposes whatsoever, whether or not this Series B2 Debenture shall be overdue and Company shall not be affected by notice to the contrary.

         Section 4. Provisions Regarding Payment of Interest. Subject to the subordination provisions in paragraph 2(a) hereof and to the in pari passu provisions of paragraphs 2(b) and 2(c), Interest hereunder will be paid to the Holder on each Interest payment date; provided, however, that the Interest payable including any Contingent Interest, if owed, shall not be higher than the maximum interest allowable under applicable law. If the Interest payable is higher than the maximum interest payable under applicable law, the Company shall only pay the amount allowable under applicable law.

         Section 5. Trade Sale. Except as provided in the Securityholder Agreement, if the Company (i) should (a) assign, transfer or sell its interest in the Subsidiary to a Person unaffiliated with the Company, or (b) assign, transfer or sell substantially of its Assets, or (ii) should the Subsidiary sell, assign or transfer, all or substantially all of its Assets, the Company shall be obligated to prepay this Series B2 Debenture pari passu with the other Secured Series B2 Debentures including accrued and unpaid Interest and Contingent Interest, but after the Series A Debentures and the Series B1 Debentures have been fully repaid, including any Contingent Interest pursuant to the Series B1 Debenture, and prior to any payment to the Series C Debentures, to the extent of the consideration received by the Company or the Subsidiary in such a transaction.

         Section 6.

         (a) "Event of Default" wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation

Series B2 Debenture
of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

         (i) any default in the payment of the principal or interest or Contingent Interest on this Series B2 Debenture as and when the same shall become due and payable, (whether on the Maturity Date or by acceleration or otherwise);

         (ii) the Company or AmerAlia, Inc., shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Series B2 Debenture or the Securityholder Agreement, and such failure or breach shall not have been remedied within 15 days after the date on which notice of such failure or breach shall have been given;

         (iii) The occurrence or existence of any condition that constitutes an event of default or that would constitute an event of default with the giving of notice, the passage of time, or both, under the terms of any of the Debentures, or any other material indebtedness of the Company or the Subsidiary;

         (iv) The occurrence of any event that would, upon passage of time or otherwise, have a Material Adverse Effect on AmerAlia, the Company, or the Subsidiary;

         (v) the Company shall commence a voluntary case under the United States Bankruptcy Code or insolvency laws h as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of such involuntary case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay its debts generally as they become due; or the Company shall call a meeting of all of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing; or

         (vi) AmerAlia shall have failed to: (i) file a proxy statement with the Securities and Exchange Commission for shareholder approval of the transactions contemplated by the Debenture Purchase Agreement by not later than April 15, 2004; (ii) diligently pursue the finalization of the proxy statement in accordance with the rules of the Securities and Exchange Commission; and (iii) obtain the approval of its shareholders of the transactions contemplated by the Debenture Purchase Agreement as soon after finalization of the proxy statement as possible, but no later than June 30, 2004.

Series B2 Debenture

         (b) Remedies. For so long as Sentient holds any of the Secured Series B2 Debentures, only Sentient may declare an Event of Default under the Secured Series B2 Debentures on 15 days' written notice to the Company. If Sentient does not hold any of the Secured Series B2 Debentures, the Holder, together with all other holders of Secured Series B2 Debentures based on a majority vote by principal amount of the Holders of all Secured Series B2 Debentures (a "Majority of the Holders") may declare an Event of Default on 15 days' written notice to the Company. Neither Sentient nor (if applicable) a Majority of the Holders may declare an Event of Default while there are any Series A Debentures outstanding unless an Event of Default has been declared with respect to the Series A Debentures. If the Company fails to cure an Event of Default within such period (or if the cure cannot be reasonably completed within such period, commence the cure of the Event of Default and diligently pursue such cure), Sentient or (if applicable) a Majority of the Holders may:

         (i) Declare all amounts due under the Secured Series B2 Debentures and all other Debentures owned by Sentient immediately due and owing and exercise all rights with respect thereto permitted by law;

         (ii) Subject to the rights of the Series A Debentures and to the terms of the Collateral Holding and Liquidation Agreement, the Security Agreements and the Pledge Agreement, cause the Company and the Subsidiary to transfer ownership of the Collateral on its books to Collateral Agent on behalf of the Holder and all other holders of the Series A Debentures, the Series B1 Debentures, and the Secured Series B2 Debentures, and exercise all rights to vote with respect to the Pledged Shares (including the right to elect the board of directors of the Subsidiary by shareholder consent);

         (iii) Apply to a court with its seat in Colorado that has jurisdiction over the Company or the Subsidiary for the appointment of a receiver to manage the assets and operations of the Company or the Subsidiary; or

         (iv)     Assert any other remedy available at law or in equity.

         Section 7. Prepayment. Provided the Series A Debentures and the Series B1 Debentures have been paid in full, including any Contingent Interest pursuant to the Series B1 Debentures, and prior to the payment of the Series C Debentures, the Company may prepay the Secured Series B2 Debentures in whole (and not in part) at any time prior to the Maturity Date upon not less than 30 days' notice to the Holder. Any prepayment shall include payment of accrued and unpaid Interest.

         Section 8. Conversion. At any time before this Series B2 Debenture has been paid, upon written notice to the Company, and provided that the Holders of all of the outstanding Secured Series B2 Debentures elect to do so, the Holders of all of the outstanding Secured Series B2 Debentures may collectively convert the outstanding principal amounts of all of the Series B2 Debentures in their entirety and all accrued but unpaid Interest in full into 49% of the Subsidiary's common stock. If the Holders elect to convert all of the outstanding Secured Series B2 Debentures, the Company shall not pay any Contingent Interest. When issued, the shares of the Subsidiary's common stock issuable upon conversion of this Series B2 Debenture will be legally and validly issued, fully-paid and non-assessable. Upon conversion, this Series B2 Debenture will be cancelled and no longer outstanding.

         Section 9. Contingent Interest. Except as provided in Section 8 above, the Company shall pay Contingent Interest on the amounts represented by the Secured Series B2 Debentures to the holders of the Debentures (a) on the Maturity Date of the Secured Series B2 Debentures, if owed, subject to the achievement of the contingencies described herein, (b) if the Company

Series B2 Debenture
prepays any of the Secured Series B2 Debentures, without regard to the contingencies described herein, as to the amount prepaid, (c) without regard to the contingencies if there is a trade sale, and (d) without regard to the contingences described herein, upon the declaration of a default pursuant to the Secured Series B2 Debentures. Subject to the preceding sentence, Contingent Interest shall not be payable if: the Adjusted EBITDA is less than $ 500,000 for the 12-month period prior to the Maturity Date; provided, however, that if the Adjusted EBITDA is less than $ 500,000, then if the Adjusted EBITDA is in excess of $ 1,000,000 in the aggregate for the 36-month period immediately prior to the Maturity Date, the Contingent Interest shall be due and payable on the Maturity Date. Notwithstanding the foregoing, if an Event of Default occurs, the Contingent Interest shall be immediately due and payable.

         Section 10. No Impairment. Except as expressly provided herein, no provision of this Series B2 Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and Interest and Contingent Interest on, this Series B2 Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Series B2 Debenture is a direct obligation of the Company subject, however, to the subordination provisions set forth in Section 2, above.

         Section 11. No Rights as a Shareholder. This Series B2 Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings.

         Section 12. Mutilated, Lost or Stolen Debentures. If this Series B2 Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Series B2 Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and adequate indemnity, if requested, all reasonably satisfactory to the Company.

         Section 13. Governing Law. This Series B2 Debenture shall be governed by and construed in accordance with the laws of the State of Colorado. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of Denver, Colorado, or the state courts of the State of Colorado sitting in Arapahoe County, Colorado in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Series B2 Debenture.

         Section 14. Waiver of Jury Trial; No Other Waivers. The Company and the Holder hereby waive the right to a trial by jury in any action, proceeding or counterclaim in respect of any matter arising out or in connection with this Debenture. Any waiver by the Company or the Holder of a breach of any provision of this Series B2 Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Series B2 Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Series B2 Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Series B2 Debenture. Any waiver must be in writing.

Series B2 Debenture

         Section 15. Severability. If any provision of this Series B2 Debenture is invalid, illegal or unenforceable, the balance of this Series B2 Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 16. Obligations Due on a Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

         Section 17. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Debenture Purchase Agreement or on the register maintained by Company. Notice shall conclusively be deemed to have been given when received.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Series B2 Debenture

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

                                           NATURAL SODA HOLDINGS, INC.

                                           By: ________________________________
                                               Bill H. Gunn, Chairman

Attest:

By: _________________________________
    Robert C.J. van Mourik, Secretary

Accepted this _____ day of _________, 2004 by the undersigned, thereunto duly authorized, in accordance with the terms of the Debenture Purchase Agreement.

SENTIENT EXECUTIVE GP I, LIMITED,
ON BEHALF OF THE GENERAL PARTNER OF
SENTIENT GLOBAL RESOURCES FUND I, L.P.

By: _________________________________
       Mark A. Jackson, Director

                              Series B2 Debenture

                                    EXHIBIT A

                              NOTICE OF CONVERSION

         (To be Executed by the Registered Holder in order to Convert the Debenture) CHECK ONE OF THE FOLLOWING BOXES, AND COMPLETE THE DATE AND OTHER APPLICABLE BLANKS:

___________, 200_  (Date of Notice)

The undersigned hereby elects to convert Debenture No. [ ] and all accrued but unpaid interest into shares of common stock of Natural Soda, Inc., calculated as set forth in Section 8, above.

Number of shares of Natural Soda's, Inc. Common Stock to be issued: __________


                  Signature _____________________________

                  Name ________________________________

                  Address ______________________________

                  Tax ID Number: _______________________